Ex. 10.59

AMENDMENT TO CONSOLIDATED, AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS

THIS AMENDMENT TO CONSOLIDATED, AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS dated as of October 31, 2007 (the “Amendment”), is by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (the “Lender”), and SILVERLEAF RESORTS, INC. (formerly known as SILVERLEAF VACATION CLUB, INC.), a Texas corporation (the “Borrower”).

W I T N E S S E T H:

WHEREAS, Lender and Borrower are parties to that certain Consolidated, Amended and Restated Loan and Security Agreement dated as of February 21, 2007 (the “Agreement”), pursuant to which, among other things, the Inventory Loan Component was increased to $40,000,000.00 and Borrower executed its Amended and Restated Secured Promissory Note (Inventory Component) in favor of the Lender in the amount of $40,000,000.00 (the “Inventory Note”);

WHEREAS, Borrower has requested and Lender has agreed to further modify the terms of the Agreement to increase the amount of the Inventory Loan Component from $40,000,000.00 to $50,000,000.00.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Defined Terms.  Except as expressly set forth herein, terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.             Commitment.  The term “Commitment” is hereby amended, in its entirety, as follows:

“Commitment.  The term “Commitment” shall refer singly to the obligation of Lender to make a Loan or Loans to Borrower and collectively to all Loans to be made by Lender to Borrower as provided herein.  The maximum aggregate Commitment of Lender hereunder shall be $100,000,000.00, provided, however, that the maximum Commitment of Lender with respect to the Acquisition Loan Component shall be $20,000,000.00, the Maximum Commitment of the Lender with respect to the Inventory Loan Component shall be $50,000,000.00 and the Maximum aggregate Commitment of Lender with respect to the Acquisition Loan Component and the Inventory Loan Component shall be $50,000,000.00.”

3.             Inventory Loan Component.  The term “Inventory Loan Component” is hereby amended, in its entirety, to read as follows:

“Inventory Loan Component.  The term “Inventory Loan Component” shall mean that certain $50,000,000.00 timeshare interval inventory loan provided by Lender to Borrower pursuant to this Agreement.”

4.             “Inventory Note.”  Notwithstanding anything in the Agreement to the contrary, the term “Inventory Note” shall be deemed to refer to the Inventory Note, a copy of which is attached hereto as Exhibit A, which shall be executed and delivered by Borrower to Lender on the date hereof.

5.             The Agreement is hereby amended in part to add the following new provision:

“Studio Unit.  The term “Studio Unit” shall mean a Unit containing approximately 385 square feet without separate bedrooms, but containing a fully equipped kitchen, a full bath room and a dining area.”

6.             Section 2.2(b) of the Agreement is hereby amended in part to add the following:

“Notwithstanding anything in this Section 2.2(b) to the contrary, Advances of the Inventory Loan Component for Studio Units outstanding from time to time may not exceed, in the aggregate, the lesser of 15% of the Retail Value of the Studio Units for which such Advances have been made or $10,000,000.00.  Furthermore, notwithstanding anything in this Section 2.2(b) or Section 2.2(c) to the contrary, the aggregate amount of all Advances outstanding from time to time with respect to the Acquisition Loan Component and the Inventory Loan Component may not exceed, in the aggregate, $50,000,000.00.”

7.             Section 2.2(c) of the Agreement is hereby amended in part to add the following:

“Notwithstanding anything in this Section 2.2(c) or Section 2.2(b) to the contrary, the aggregate amount of all Advances outstanding from time to time with respect to the Acquisition Loan Component and the Inventory Loan Component may not exceed, in the aggregate, $50,000,000.00.”

8.             Section 2.5(c)(ii) of the Agreement is hereby amended in part to add the following:

“Notwithstanding anything in this Section 2.5(c)(ii) to the contrary, commencing on October 31, 2009 and on each October 31st thereafter until the Final Maturity Date of the Inventory Loan, in addition to all other payments required under this Agreement, Borrower shall pay to Lender the sum of $2,000,000.00 on each such date, which amount shall be applied to reduce the outstanding principal balance of the Inventory Loan Component attributable to the Studio Units.”

9.             Commitment Fee.  In consideration of Lender’s agreement to increase the Inventory Loan Component as set forth herein, Borrower agrees to pay Lender, upon execution of this Amendment by Borrower, a commitment fee of $100,000.00 and Lender’s legal fees incurred in connection with this Amendment.

10.           Further Documentation.  Borrower agrees to execute and deliver to Lender: (i) the Inventory Note in the form attached hereto as Exhibit A, and (ii) any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this Agreement.

11.           Effect of Amendment.  Except as herein expressly amended, the Agreement shall remain in full force and effect.

12.           Ratification and Confirmation.  Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all of representations, warranties, statements, covenants and agreements set forth in the Agreement and the other Loan Documents.  The Borrower reaffirms, restates and incorporates by reference all of the representations, warranties, covenants and agreements made in the Loan Documents as if the same were made as of this date.  The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Loan Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default.  In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirms the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired.  Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the Properties and interest relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations.  On the date of this Amendment and thereafter upon satisfaction of the requirements for approval by Lender of Additional eligible Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect the Lender’s Lien on the Collateral.  Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender’s Lien on the Collateral.

13.           Estoppel.  The Loan constitutes valuable consideration to the Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made.  This Amendment and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower’s Obligations existing as of the date hereof to Lender, or of any interest owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

14.           Loan Documents.  This Amendment shall amend all Loan Documents as of the date hereof to reflect the increase of the Inventory Loan Component from $40,000,000.00 to $50,000,000.00.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf as of the day and year first written above.

Witnessed By:

TEXTRON FINANCIAL CORPORATION
/S LISA TOOMEY
	By:	/S/ JOHN D’ANNIBALE
/S/ GINGER HAYES	Name: John D’Annibale
Its: Vice President

SILVERLEAF RESORTS, INC.
/S/ MIKE NORRIS
	By:	/S/ HARRY J. WHITE, JR.
/S/ PHIL DAVIS	Name: Harry J. White, Jr.
Its: Chief Financial Officer

STATE OF CONNECTICUT	)
	)	ss: Glastonbury
COUNTY OF HARTFORD

At Glastonbury n said County and State on this 6th day of November, 2007, personally appeared John D’Annibale duly authorized Vice President of Textron Financial Corporation, and he acknowledged the foregoing instrument by him signed and sealed to be his free act and deed and the free act and deed of Textron Financial Corporation.

Before me:	/S/ MARIE G. IRIZARRY
Notary Public in and for said State
My Commission expires: July 31, 2012

STATE OF TEXAS	)
	)	ss:
COUNTY OF DALLAS

At _______ in said County and State on this 1st day of November, 2007, personally appeared Harry J. White, Jr., duly authorized officer of Silverleaf Resorts, Inc., and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the corporation.

Before me:	/S/ JOANN POSIVAL
Notary Public in and for said State
My Commission Expires: July 22, 2008

List of exhibits to Agreement not filed herewith:

Exhibit A          Form of Inventory Note